AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2001

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

--------------------------------------------------------------------------------

                          MEASUREMENT SPECIALTIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     NEW JERSEY                                                 22-2378738
     ----------                                                 ----------
(STATE OR OTHER JURISDICTION OF                                 (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NUMBER)

    80 LITTLE FALLS ROAD, FAIRFIELD, NJ                           07004
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                        -------
                                                               (ZIP CODE)

               MEASURMENT SPECIALTIES, INC. 1998 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)

                              JOSEPH R. MALLON, JR.
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               80 LITTLE FALLS RD.
                               FAIRFIELD, NJ 07004
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)
                                 (973) 808-1819
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                         CALCULATION OF REGISTRATION FEE



Title of                                                                                                         Amount of
securities              Amount to be       Proposed maximum                   Proposed maximum aggregate         Registration
to be registered        registered (1)     offering price per share (2)       aggregate offering price           fee
----------------        --------------     ----------------------------       ------------------------           ------------

Common Stock, no par    1,500,000            $13.15                            $19,725,000                       $4931.25
value per share

(1) In addition, this Registration Statement also relates to such indeterminate number of additional shares of Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends or similar transactions, as described in the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457, and based on the average high and low price of the Common Stock on the American Stock Exchange on July 31, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing the information concerning the Measurement Specialties, Inc. 1998 Stock Option Plan (the "Plan") required by Item 1 of Part I of Form S-8 and the statement of availability of Registration Information, Plan Information and other information required by Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by the Registrant with the Commission and are hereby incorporated by reference in this Registration
Statement:

     (a) the Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, as amended by Form 10-K/A filed on July 26, 2001;

     (b) the Registrant's Current Reports on Form 8-K filed on April 2, 2001, July 3, 2001, and July 16, 2001, respectively; and

     (c) the description of the Registrant's Common Stock, no par value per share, contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on July 31, 1987, as amended by Forms 8-A filed on April 21, 1993 and July 26, 1995, respectively.

         In addition, all documents filed subsequent to the date hereof by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from their respective dates of filing (such documents enumerated above being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the Commission of the Registrant's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K; and provided further, that any report or reports furnished subsequent to the date hereof under Item 9 of Form 8-K shall not be Incorporated Documents.

         Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5.  INTEREST OF NAMED EXPERTS OR COUNSEL

         Not Applicable

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The objective of the following indemnification provision is to assure that indemnification can be invoked by the Registrant for its directors, officers, employees and agents and former officers, directors, employees and agents who incur expenses in proving their honesty and integrity, provided they meet minimum qualifications touching upon the concept of wrongdoing.

         In accordance with the New Jersey Business Corporation Act (being Title 14A of the New Jersey Statutes) (the "NJBCA"), Section 7(b) of the Registrant's Second Restated Certificate of Incorporation provides as follows:

         To the fullest extent that the Business Corporation Act of the State of New Jersey, as it exists on the date hereof or as it may hereafter be amended, permits the limitation or elimination of the liability of directors, no director of this Corporation shall be liable to this Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director. No amendment to or appeal of this Article shall apply to or have any effect on the liability or alleged liability of any Director of this Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or appeal.

         The Registrant's By-Laws, provide as follows:

                    12.1 In accordance with the authorization contained in N.J.S.A. 14A:3-5, the Corporation shall indemnify the Directors, officers and benefit plan fiduciaries of the Corporation and its existing and future subsidiaries (collectively referred to as "Directors and Officers") to the fullest extent permitted by law. This indemnification shall apply to actions and events that occurred before the effective date of Article and shall survive future modifications.

                    12.2 If a claim is made against Directors and/or officers, the Corporation shall pay the legal fees and expenses in defending such claim. No Director or officer shall be under an obligation to reimburse the Corporation for legal fees or expenses advanced unless there is a finding by a court of competent jurisdiction, after exhaustion of all rights of appeal, that:


                    (a) the Director or officer failed to act in good faith or acted in a manner that he/she knew or should reasonable have known was opposed to the best interests of the Corporation; or

                    (b) with respect to any criminal proceeding, the Director or officer had reasonable cause to believe his/her conduct was unlawful.

                    12.3 If the Corporation fails to advance the legal fees and costs of defending a Director of officer, the Corporation shall reimburse such Director or officer, not only for the legal fees and expenses in defending himself/herself, but also for the legal fees and expenses incurred in successfully prosecuting the claim against the Corporation for reimbursement.

         Section 14A:3-5 of the NJBCA gives a corporation the power, without a specific authorization in its certificate of incorporation or by-laws, to indemnify a director, officer, employee or agent (a "corporate agent") against expenses and liabilities incurred in connection with certain proceedings involving the corporate agent by reason of his being or having been such a corporate agent, provided that the corporate agent must have acted in good faith and in the manner reasonably believed to be in, or not opposed to, the best interest of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. In such proceeding, termination of a proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent does not of itself create a presumption that any such corporate agent failed to meet the above applicable standards of conduct. Subject to certain limitations, the indemnification provided by the NJBCA does not exclude any rights to which a corporate agent may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise. No indemnification, other than that required when a corporate agent is successful on the merits or otherwise in any of the above proceedings shall be allowed if such indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law or a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits to this Registration Statement are listed on the "Index to Exhibits" on page 8 hereof.

ITEM 9.  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

               (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, New Jersey on July 31, 2001.



                                         By:      /s/ Joseph R. Mallon, Jr.
                                                  -------------------------
                                                  Joseph R. Mallon, Jr.
                                                  Chief Executive Officer and
                                                  Chairman of the Board of
                                                  Directors

         Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.


              SIGNATURE                                 TITLE                             DATE

/s/ Joseph R. Mallon, Jr.
------------------------------------------   Chief Executive Officer and Chairman
 Joseph R. Mallon, Jr                            of the Board of Directors           July 31, 2001
                                               (Principal Executive Officer)
/s/ John D. Arnold
------------------------------------------
 John D. Arnold                                            Director                  July 31, 2001

/s/ Theodore J. Coburn
------------------------------------------
Theodore J. Coburn                                         Director                  July 31, 2001

/s/ Damon Germanton
------------------------------------------
Damon Germanton                                            Director                  July 31, 2001

/s/ Steven P. Petrucelli
------------------------------------------
Steven P. Petrucelli                                       Director                  July 31, 2001

/s/ Dan J. Samuel
------------------------------------------
The Hon. Dan J. Samuel                                     Director                  July 31, 2001

/s/ Kirk J. Dischino
------------------------------------------  Chief Financial Officer, Treasurer and   July 31, 2001
Kirk J. Dischino                                  Assistant Secretary (Principal
                                                Financial and Accounting Officer)

                                INDEX TO EXHIBITS

 EXHIBIT NO.                                 NAME OF DOCUMENT                                    PAGE
 ----------                                  ----------------                                    ----

     4.1                    Provisions of the Second Restated Certificate of
                            Incorporation of the Registrant that define the rights of security holders of the Registrant
                            (incorporated by reference to Exhibit 3(i) of the Registrant's Quarterly Report on Form 10-Q for the period ended December 31, 1997)

     4.2                    Measurement Specialties, Inc 1998 Stock Option
                            Plan (incorporated by reference to Exhibit A to the Registrant's Proxy Statement for the Annual
                            Meeting of Shareholders filed on August 18, 1998)

     5.1                    Opinion of McCarter & English, LLP                                  9

    23.1                    Consent of McCarter & English, LLP                   Included in the opinion filed as
                            (included in the opinion attached as Exhibit 5.1     Exhibit 5.1 hereto.
                            hereto)

    23.2                    Consent of Arthur Andersen LLP                                     10

    23.3                    Consent of Grant Thornton LLP                                      11

                                       8